As filed with the Securities and Exchange Commission on April 6, 2012

Registration No. 333-180481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Visant Corporation

(Exact name of registrant as specified in its charter)

Delaware	3911	90-0207604
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

357 Main Street

Armonk, New York 10504

(914) 595-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marie D. Hlavaty, Esq.

Visant Corporation

357 Main Street

Armonk, New York 10504

(914) 595-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
10.00% Senior Notes due 2017	$750,000,000	100%	$750,000,000	N/A(1)
Guarantees of 10.00% Senior Notes due 2017(2)	N/A	N/A	N/A	N/A(3)

(1)	Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required.
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices and Agent for Service
AKI, Inc.	Delaware	13-3785856	2844	1700 Broadway 25th Floor New York, NY 10019 (212) 541-2600

Color Optics, Inc.	Delaware	74-2991377	2750	216 Midland Avenue Saddle Brook, NJ 07663 (973) 772-1007

Dixon Direct LLC	Delaware	56-2586460	2844	1226 West Seventh Street Dixon, IL 61021 (815) 284-2211

Jostens, Inc.	Minnesota	41-0343440	3911	3601 Minnesota Drive Suite 400 Minneapolis, MN 55435 (952) 830-3300

Memory Book Acquisition LLC	Delaware	26-1095433	3231	357 Main Street Armonk, NY 10504 (914) 595-8200

Neff Holding Company	Delaware	06-1674743	2300	645 Pine Street Greenville, OH 45331 (937) 548-3194

Neff Motivation, Inc.	Ohio	34-4377440	2300	645 Pine Street Greenville, OH 45331 (937) 548-3194

PCC Express, Inc.	Delaware	52-2038306	2759	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Phoenix Color Corp.	Delaware	22-2269911	2759	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Phoenix (Md.) Realty, LLC	Maryland	22-2269911	2759	18249 Phoenix Drive Hagerstown, MD 21742 (800) 632-4111

Rock Creek Athletics, Inc.	Iowa	22-2269911	2300	203 6th Avenue West Grinnell, IA 50122 (888) 762-5273

The Lehigh Press LLC	Delaware	23-1417330	2750	1900 South 25th Avenue Broadview, IL 60155 (708) 681-3612

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-180481) is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement and to file the revised exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby, all of which will be borne by us, are as follows:

Printing expenses	$19,000
Legal fees	85,500
Accounting fees	50,000

Total	$154,500

Item 14. Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Holdco against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Delaware Registrants

Visant Corporation, AKI, Inc., Color Optics, Inc., Neff Holding Company, PCC Express, Inc. and Phoenix Color Corp. are incorporated under the laws of the State of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by such person in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of Visant Corporation and each of Visant Corporation’s guarantors incorporated in Delaware and listed above provide indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the fullest extent permitted by the DGCL, as amended from time to time.

Dixon Direct LLC, Memory Book Acquisition LLC and The Lehigh Press LLC are formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act, as amended, grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability agreements of Dixon Direct LLC, Memory Book Acquisition Company LLC and The Lehigh Press LLC provide exculpation to any member, manager, officer, director, stockholder, member or partner of a member of the company or any of its affiliates, to the fullest extent permitted by law, against liability to the company or any other member or manager of the company for any act or omission, except for (1) any breach of the individual’s duty of loyalty to the company, (2) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law or of the limited liability company agreement, or (3) any transactions from which the individual derived an improper personal benefit. In addition, the limited liability agreements of Dixon Direct LLC, Memory Book Acquisition Company LLC and The Lehigh Press LLC provide that indemnification may be provided to any member, manager, officer, director, stockholder, member or partner of a member of the company or any of its affiliates, to the fullest extent permitted by law, who was or is a party to any action, suit or proceeding, except for (1) any breach of the individual’s duty of loyalty to the company, (2) acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law or of the limited liability company agreement, (3) any transactions from which the individual derived an improper personal benefit, or (4) a criminal act or proceeding where reasonable cause is present to believe that the individual’s conduct was unlawful.

Iowa Registrant

Rock Creek Athletics, Inc. is incorporated under the laws of Iowa.

Section 851 of the Iowa Business Corporation Act (the “IBCA”) provides that a corporation has the power to indemnify its directors against liabilities incurred by reason of such person serving in the capacity of director, if such person acted (a) in good faith, (b) in a manner reasonably believed by the individual to be, in the case of conduct in the person’s capacity as a director, in the best interests of the corporation, or, in all other cases, at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, without reasonable cause to believe that his or her conduct was unlawful. The foregoing permissive indemnity provisions notwithstanding, a corporation may not indemnify a director in connection with (a) any actions brought by or in the right of the corporation, except for reasonable expenses incurred, or (b) any proceeding with respect to conduct for which the person is adjudged to be liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. Section 852 of the IBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 856 of the IBCA provides that a corporation has the power to indemnify its officers to the same extent as directors may be indemnified under Section 851, and to such further extent as provided in the corporation’s articles of incorporation, bylaws or by resolution of the corporation’s board of directors. Further, Section 856 requires a corporation to indemnify an officer to the same extent that the corporation is required to indemnify a director under Section 852. Notwithstanding the forgoing indemnity provisions, a corporation may not indemnify an officer in connection with (a) any action brought by or in the right of the corporation, except reasonable expenses incurred, (b) liability arising out of conduct that constitutes receipt of a financial benefit to which the officer was not entitled, (c) liability arising out of conduct that constitutes an intentional infliction of harm against the corporation or the shareholders, or (d) liability arising out of conduct that constitutes an intentional violation of criminal law.

The articles of incorporation for Rock Creek Athletics, Inc. provide that the corporation shall be required to indemnify an individual made a party to a proceeding because the individual was an officer, director, agent, or employee against liability if the conditions of Sections 490.851 and 490.855 of the IBCA are met. The by-laws for Rock Creek Athletics, Inc. provide that any person with respect to whom corporations are empowered to grant indemnification under the IBCA shall be entitled to the full benefits of such indemnification as a matter of right by reason of past or present services as a director, officer, employee or agent of Rock Creek Athletics, Inc. and/or past or present services at the request of Rock Creek Athletics, Inc. in any other capacity.

Maryland Registrant

Phoenix (Md.) Realty, LLC is formed under the laws of Maryland.

Section 4A-203 of the Maryland Limited Liability Company Act permits a Maryland limited liability company, unless otherwise provided by law or its articles of organization or operating agreement, to indemnify any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act which constitutes willful misconduct or recklessness.

Phoenix (Md.) Realty, LLC’s operating agreement requires it to indemnify, to the fullest extent permitted by Maryland law as if it were a Maryland corporation, any managers and officers, including (without limitation) the advance of expenses, and permits it to indemnify other employees and agents to the extent authorized by the Board of Managers. Section 2-418 of the Maryland General Corporation Law (“MGCL”) requires a corporation, unless limited by its charter, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify (1) in respect of any proceeding by or in the right of the corporation in which the director or officer is adjudged to be liable to the corporation, (2) in respect of any proceeding charging improper personal benefit whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received, or (3) for a proceeding brought by the director or officer against the corporation, except for (a) for a proceeding brought to enforce indemnification under the MCGL or (b) if the charter or bylaws of the corporation, a resolution of the board of directors of the corporation or an agreement approved by the board of directors of the corporation to which the corporation is a party expressly provide otherwise. In addition, permissive indemnification may not be made by the corporation unless authorized for a specific proceeding after a determination has been made in accordance with the MGCL that indemnification of the director is permissible in the circumstances. The MGCL also requires a corporation, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

In addition, Phoenix (Md.) Realty, LLC’s operating agreement provides that, to the fullest extent permitted by Maryland law, no manager or officer may be personally liable to Phoenix (Md.) Realty, LLC or its members for money damages, and no amendment to Phoenix (Md.) Realty, LLC’s operating agreement or By-laws or repeal of any of their respective provisions will limit or eliminate the limitation of liability provision. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Additionally, Phoenix (Md.) Realty, LLC’s By-laws provide that any indemnification or advancement of expenses shall be made promptly, and in any event within 60 days, upon the written request of the manager or officer seeking indemnification or advancement of expenses. Any costs and expenses incurred by an indemnified party in establishing his or her right to indemnification shall be reimbursed by Phoenix (Md.) Realty, LLC. The By-laws also provide that indemnification and advancement of expenses provided by the Articles of Organization, Operating Agreement and By-laws (i) are not exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled to under any law, agreement, vote of members or disinterested managers or other provisions that is consistent with law; and (ii) will continue in respect of all events occurring while a person was an officer or director and will inure to the benefit of the estate, heirs, executors and administrators of such person. Phoenix (Md.) Realty, LLC will not be liable for any claim for indemnification made by a manager or officer to the extent such manager or officer has received payment under any insurance policy, agreement or otherwise, of the amounts otherwise indemnifiable pursuant to the By-laws. The By-laws further provide that all rights to indemnification and advance of expenses shall be deemed a contract between Phoenix (Md.) Realty, LLC and the manager or officer who serves in such capacity. No amendment of the indemnification provisions of the By-laws may diminish the rights of any person entitled to indemnification with respect to events occurring or claims made before the adoption of such amendment or claims made after the adoption of such amendment in respect of events occurring before its adoption. Finally, the By-laws provide that any repeal or modification of the By-laws shall not in any way diminish any right to indemnification or advancement of expenses of such Manager or officer or the obligations of Phoenix (Md.) Realty, LLC arising under the By-laws with respect to events occurring, or claims made, while the indemnification provision is in force.

Minnesota Registrant

Jostens, Inc. is incorporated under the laws of the State of Minnesota.

Unless stated otherwise in the articles of incorporation or by-laws, Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) requires a Minnesota corporation to indemnify a person made a party to a proceeding by reason of his or her former or present official capacity with the corporation, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

•	has not been indemnified by another organization or employee benefit plan for the same liabilities in connection with the same proceedings;

•	acted in good faith;

•	received no improper benefit;

•	in the case of a criminal proceeding, had no reason to believe the conduct was unlawful; and

•

in the case of acts or omissions occurring in such person’s official capacity as a director, officer or employee, the person reasonably believed that the conduct was in the best interests of the corporation, or at least not opposed to the best interests of the corporation depending on the capacity in which that person is serving.

Jostens, Inc.’s articles of incorporation and bylaws provide that Jostens, Inc. shall indemnify all directors and officers for such expenses and liabilities, in such manner, under such circumstances, and to the extent permitted by law.

The MBCA states that a person made or threatened to be made a party to a proceeding (as described above) is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney’s fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (1) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in MBCA 302A.521 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that such criteria for indemnification have not been satisfied and (2) if, after a determination of the facts then known to those making the determination, such facts would not preclude indemnification under the statute. The applicability of this provision may be limited by a corporation’s articles of incorporation or bylaws. However, Jostens, Inc.’s articles of incorporation and bylaws are silent with regard to the advancement of expenses.

Jostens, Inc.’s articles of incorporation state that no director shall be personally liable to Jostens, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except as otherwise required by law. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Furthermore, the MBCA provides that the articles of incorporation of a corporation cannot eliminate or limit director’s liability for:

•	any breach of the director’s duty of loyalty to the corporation or shareholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability became effective.

Ohio Registrant

Neff Motivation, Inc. is incorporated under the laws of Ohio.

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they actually and reasonably incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the directors or officers acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they actually and reasonably incur in such capacities, provided that the directors or officers acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made to any director or officer in respect of any claim, issue, or matter as to which (1) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (2) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.

Neff Motivation, Inc. has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers to the fullest extent provided by, or permissible under, Section 1701.13(E). Neff

Motivation, Inc. is specifically authorized to take any and all further action to effectuate any indemnification of any director or officer that any Ohio corporation may have the power to take by any vote of the shareholders, vote of disinterested directors, by any agreement, or otherwise. Neff Motivation, Inc. may purchase and maintain contracts insuring the company against any liability to directors and officers they may incur under the above provisions for indemnification.

Item 15. Recent Sales of Unregistered Securities.

Neither Visant’s nor Holdco’s equity securities are registered pursuant to Section 12 of the Exchange Act. For the fourth fiscal quarter ended December 31, 2011, neither we nor Holdco issued or sold any equity securities. For the quarter ended October 1, 2011, neither we nor Holdco issued or sold any equity securities, except that on August 17, 2011, 2,275 shares of Holdco’s Class A Common Stock were issued to a former employee, in connection with the exercise of vested options by such former employee in connection with his separation from service. For the quarter ended July 2, 2011, neither we nor Holdco issued or sold any equity securities, except that on April 27, 2011 and June 13, 2011, 763 and 579 shares of Holdco’s Class A Common Stock were issued to two former employees, respectively, in connection with the exercise of vested options by such former employees in connection with their separation from service. For the quarter ended April 2, 2011, neither we nor Holdco issued or sold any equity securities. For the quarter ended January 1, 2011, neither we nor Holdco issued or sold any equity securities. For the quarter ended October 2, 2010, neither we nor Holdco issued or sold any equity securities, except that on September 10, 2010, Holdco issued, subject to vesting, an aggregate of 7,000 restricted shares of Holdco’s Class A Common Stock to one officer of a subsidiary of Visant under the Third Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its subsidiaries in accordance with Section 4(2) of the Securities Act. For the quarter ended July 3, 2010, neither we nor Holdco issued or sold any equity securities, except that on April 12, 2010, 780 shares of Holdco’s Class A Common Stock were issued to a former employee upon exercise of vested options for an aggregate exercise price of $30,474.60, in accordance with Section 4(2) of the Securities Act. For the quarter ended April 3, 2010, neither we nor Holdco issued or sold any equity securities. For the quarter ended January 2, 2010, neither we nor Holdco issued or sold any equity securities. For the quarter ended October 3, 2009, neither we nor Holdco issued or sold any equity securities. For the quarter ended July 4, 2009, neither we nor Holdco issued or sold any equity securities. For the quarter ended April 4, 2009, neither we nor Holdco issued or sold any equity securities, except that, at the end of such quarter, an aggregate of 20,577 shares of Holdco’s Class A Common Stock were issued to two former employees in connection with the net cashless exercise of vested options by such former employees in connection with their separation from service.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16(a) by reference.

(b)	Financial Statement Schedules

Schedule II—Valuation and Qualifying Accounts

All other schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 14 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

VISANT CORPORATION

By:	*
Name:	Marc L. Reisch
Title:	Chairman, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Marc L. Reisch	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2012

* David F. Burgstahler	Director	April 6, 2012

* George M.C. Fisher	Director	April 6, 2012

Alexander Navab	Director	April 6, 2012

* Tagar C. Olson	Director	April 6, 2012

Charles P. Pieper	Director	April 6, 2012

* Susan C. Schnabel	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of April, 2012.

AKI, INC.

By:	*
Name:	Marc L. Reisch
Title:	Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Marc L. Reisch	Acting Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2012

* Brian Hartman	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey, on the 6th day of April, 2012.

COLOR OPTICS, INC.

By:	*
Name:	Joseph Cicci
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Joseph Cicci	President (Principal Executive Officer)	April 6, 2012

* Richard Chamberlain	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2012

* Paul B. Carousso	Director	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

* Marc L. Reisch	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

DIXON DIRECT LLC

By:	*
Name:	Marc L. Reisch
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Marc L. Reisch	Chief Executive Officer and Manager (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Manager (Principal Financial and Accounting Officer)	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 6th day of April, 2012.

JOSTENS, INC.

By:	*
Name:	Timothy M. Larson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Timothy M. Larson	President and Chief Executive Officer (Principal Executive Officer)	April 6, 2012

* James Simpson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2012

* Marc L. Reisch	Director	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

MEMORY BOOK ACQUISITION LLC

By:	*
Name:	Marc L. Reisch
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Marc L. Reisch	President and Chief Executive Officer and Manager (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Manager (Principal Financial and Accounting Officer)	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Ohio, on the 6th day of April, 2012.

NEFF HOLDING COMPANY
NEFF MOTIVATION, INC.
ROCK CREEK ATHLETICS, INC.

By:	*
Name:	Andrew Hannah
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Andrew Hannah	President (Principal Executive Officer)	April 6, 2012

* Susan Knore	Vice President, Finance (Principal Financial and Accounting Officer)	April 6, 2012

* Paul B. Carousso	Director	April 6, 2012

* Marc L. Reisch	Director	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

PCC EXPRESS, INC.

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Director (Principal Financial and Accounting Officer)	April 6, 2012

* Marc L. Reisch	Director	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hagerstown, State of Maryland, on the 6th day of April, 2012.

PHOENIX COLOR CORP.

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Director (Principal Financial and Accounting Officer)	April 6, 2012

* Marc L. Reisch	Director	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Director	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

PHOENIX (MD.) REALTY, LLC

By:	*
Name:	John Carbone
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* John Carbone	President (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Manager (Principal Financial and Accounting Officer)	April 6, 2012

* Marc L. Reisch	Manager	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Armonk, State of New York, on the 6th day of April, 2012.

THE LEHIGH PRESS LLC

By:	*
Name:	Marc L. Reisch
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

* Marc L. Reisch	President, Chief Executive Officer and Manager (Principal Executive Officer)	April 6, 2012

* Paul B. Carousso	Senior Vice President and Manager (Principal Financial and Accounting Officer)	April 6, 2012

/S/ MARIE D. HLAVATY Marie D. Hlavaty	Manager	April 6, 2012

*By:	/S/ MARIE D. HLAVATY
Marie D. Hlavaty, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of July 21, 2004, among Fusion Acquisition LLC, VHH Merger, Inc. and Von Hoffmann Holdings Inc., incorporated by reference to Von Hoffmann Holdings Inc.’s Form 10-Q/A, filed on August 12, 2004.

2.2	Agreement and Plan of Merger, dated as of July 21, 2004, among Fusion Acquisition LLC, AHC Merger, Inc. and AHC I Acquisition Corp., incorporated by reference to AKI, Inc.’s Form 10 K, filed on September 1, 2004.

2.3	Contribution Agreement, dated as of July 21, 2004, between Visant Holding Corp. (f/k/a Jostens Holding Corp.) and Fusion Acquisition LLC, incorporated by reference to Visant Holding Corp.’s Form 10 Q, filed on August 17, 2004.

2.4	Amendment No. 1 to Contribution Agreement, dated as of September 30, 2004, between Visant Holding Corp. and Fusion Acquisition LLC, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S 4/A (file no. 333 112055), filed on November 12, 2004.

2.5	Stock Purchase Agreement, dated January 2, 2007, among Visant Corporation, Visant Holding Corporation and R.R. Donnelley & Sons Company, incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on January 5, 2007.

2.6	Agreement and Plan of Merger, dated as of February 11, 2008, by and among Visant Corporation, Coyote Holdco Acquisition Company LLC, Phoenix Color Corp., Louis LaSorsa, as stockholders’ representative and the stockholders signatory thereto, incorporated by reference to Visant Holding Corp.’s Form 8-K, filed on February 15, 2008

3.1	Second Amended and Restated Certificate of Incorporation of Visant Holding Corp. (f/k/a Jostens Holding Corp.), incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

3.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Visant Holding Corp., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

3.3	By-Laws of Visant Holding Corp. (f/k/a Ring Holding Corp.), incorporated by reference to Visant Holding Corp.’s Form S-4/A (file no. 333-112055), filed on February 2, 2004.

3.4	Certificate of Incorporation of Visant Secondary Holdings Corp. (f/k/a Jostens Secondary Holding Corp.), incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

3.5	Certificate of Amendment of the Certificate of Incorporation of Visant Secondary Holdings Corp., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

3.6	By-Laws of Visant Secondary Holding Corp., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

3.7	Amended and Restated Certificate of Incorporation of Visant Corporation (f/k/a Ring IH Corp.), incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-120386), filed on November 12, 2004.

3.8	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Visant Corporation, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

3.9	By-Laws of Visant Corporation, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-120386), filed on November 12, 2004.

3.10	Form of Amended and Restated Articles of Incorporation of Jostens, Inc., incorporated by reference to Jostens, Inc.’s Form 10-Q, filed on November 12, 2003.

3.11	By-Laws of Jostens, Inc., incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

Exhibit Number	Exhibit Description
3.12	Certificate of Formation of The Lehigh Press LLC, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

3.13	Limited Liability Company Agreement of The Lehigh Press LLC, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

3.14	Certificate of Amendment of Amended and Restated and Certificate of Incorporation of AKI, Inc. (f/k/a Arcade Marketing, Inc.), incorporated by reference to AKI, Inc.’s Form S-4/A (file no. 333-60989), filed on November 13, 1998.

3.15	Amended and Restated By-Laws of AKI, Inc., incorporated by reference to AKI, Inc.’s Form S-4 (file no. 333-60989), filed on August 7, 1998.

3.16	Certificate of Formation of Dixon Direct LLC, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

3.17	Limited Liability Company Agreement of Dixon Direct LLC, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

3.18	Certificate of Amendment of Certificate of Incorporation and Certificate of Incorporation of Neff Holding Company, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-142678), filed on May 7, 2007.

3.19	By-Laws of Neff Holding Company, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-142678), filed on May 7, 2007.

3.20	Amended Articles of Incorporation of Neff Motivation, Inc., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-142678), filed on May 7, 2007.

3.21	Amended Code of Regulations of Neff Motivation, Inc., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-142678), filed on May 7, 2007.

3.22	Certificate of Formation of Memory Book Acquisition LLC, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.23	Limited Liability Company Agreement of Memory Book Acquisition LLC, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.24	Certificate of Incorporation of PCC Express, Inc., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.25	By-Laws of PCC Express, Inc., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.26	Certificate of Incorporation of Phoenix Color Corp. (f/k/a Phoenix Merger Corp.), incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.27	Amended and Restated By-Laws of Phoenix Color Corp., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.28	Articles of Organization of Phoenix (Md.) Realty, LLC, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.29	Operating Agreement of Phoenix (Md.) Realty, LLC, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-151052), filed on May 20, 2008.

3.30	Articles of Amendment to the Articles of Incorporation and Articles of Incorporation of Rock Creek Athletics, Inc., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2010.

3.31	By-Laws of Rock Creek Athletics, Inc., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2010.

3.32	Articles of Incorporation of Color Optics, Inc., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 21, 2012.

Exhibit Number	Exhibit Description
3.33	By-Laws of Color Optics, Inc., incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 21, 2012.

3.34	First Amendment to Limited Liability Company Agreement of The Lehigh Press LLC, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 21, 2012.

4.1	Indenture, dated September 22, 2010, among Visant Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee, incorporated by reference to Visant Corporation’s Form 8-K, filed on September 27, 2010.

4.2	Exchange and Registration Rights Agreement, dated September 22, 2010, among Visant Corporation, the guarantors party thereto, Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and KKR Capital Markets LLC, incorporated by reference to Visant Corporation’s Form 8-K, filed on September 27, 2010.

4.3	Registration Rights Agreement, dated as of October 4, 2004, between Visant Holding Corp. and the Stockholders named therein, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

5.1	Opinion of Simpson Thacher & Bartlett LLP, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.

5.2	Opinion of Sheri K. Hank, counsel to Jostens, Inc., incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.

5.3*	Opinion of Calfee, Halter & Griswold LLP.

5.4*	Opinion of Gordon Feinblatt LLC.

5.5*	Opinion of Simmons Perrine Moyer Bergman PLC.

10.1	Credit Agreement, dated as of September 22, 2010, among Visant Corporation, as Borrower, Jostens Canada Ltd., as Canadian Borrower, Visant Secondary Holdings Corp., as Guarantor, Credit Suisse AG, as Administrative Agent, Credit Suisse AG Toronto Branch, as Canadian Administrative Agent, Credit Suisse Securities (USA) LLC, as Joint Lead Arranger and Joint Bookrunner, Goldman Sachs Lending Partners LLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Banc of America Securities LLC, Barclays Capital, Deutsche Bank Securities Inc. and KKR Capital Markets LLC, as Co-Arrangers and Joint Bookrunners, Banc of America Securities LLC, Barclays Bank plc, Deutsche Bank AG New York Branch and KKR Capital Markets LLC, as Co-Documentation Agents, and certain other lending institutions from time to time parties thereto, incorporated by reference to Visant Corporation’s Form 8-K, filed on September 27, 2010.

10.2	Stock Purchase and Stockholders’ Agreement, dated as of September 3, 2003, among Visant Holding Corp., Visant Corporation and the stockholders party thereto, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 28, 2004.

10.3	Stock Purchase Agreement among Von Hoffmann Corporation, The Lehigh Press, Inc. and the shareholders of The Lehigh Press Inc., dated September 5, 2003, incorporated by reference to Von Hoffmann Holdings Inc.’s Form 10-Q, filed on November 10, 2003.

10.4**	Jostens, Inc. Executive Severance Pay Plan-2003 Revision, effective February 26, 2003, incorporated by reference to Jostens, Inc.’s Form 10-K, filed on April 1, 2004.

10.5**	Management Stock Incentive Plan established by Jostens, Inc., dated as of May 10, 2000, incorporated by reference to Jostens, Inc.’s Form S-4 (file no. 333-45006), filed on September 1, 2000.

10.6**	Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated as of January 6, 2005, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment No. 2 to Form S-4/A (file no. 333-112055), filed on February 14, 2005.

Exhibit Number	Exhibit Description
10.7**	Second Amended and Restated Employment Agreement, dated as of May 17, 2010, among Visant Holding Corp., Jostens, Inc. and Marc L. Reisch, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed May 18, 2010.

10.8**	Marc L. Reisch 2010 Supplemental Executive Retirement Plan, dated May 17, 2010, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on May 18, 2010.

10.9**	Marc L. Reisch 2010 Supplemental Executive Retirement Plan Form of Trust Agreement, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on May 18, 2010.

10.10**	Management Stockholder’s Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

10.11**	Restricted Stock Award Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

10.12**	Sale Participation Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

10.13**	Stock Option Agreement, dated as of October 4, 2004, between Visant Holding Corp. and Marc Reisch, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

10.14	Stockholders Agreement, dated as of October 4, 2004, among Visant Holding Corp. and the stockholders named therein, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment No. 2 to Form S-4/A (file no. 333-112055), filed on February 14, 2005.

10.15	Transaction and Monitoring Agreement, dated as of October 4, 2004, between Visant Holding Corp., Kohlberg Kravis Roberts & Co. L.P. and DLJ Merchant Banking III, Inc., incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-4/A (file no. 333-112055), filed on November 12, 2004.

10.16**	Second Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated as of March 14, 2005, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

10.17**	Form of Management Stockholder’s Agreement, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

10.18**	Form of Sale Participation Agreement, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

10.19**	Form of Visant Holding Corp. Stock Option Agreement, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

10.20**	Form of Jostens, Inc. Stock Option Agreement, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2005.

10.21**	Third Amended and Restated 2004 Stock Option Plan for Key Employees of Visant Holding Corp. and its Subsidiaries, dated March 22, 2006, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on March 30, 2006.

10.22**	Jostens Holding Corp. 2003 Stock Incentive Plan, effective October 30, 2003, incorporated by reference to Jostens, Inc.’s Form 10-K, filed on April 1, 2004.

10.23**	Form of Amended and Restated Agreement entered into with respect to Executive Supplemental Retirement Plan, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2009.

10.24**	Change in Control Severance Agreement, dated May 10, 2007, by and among Visant Holding Corp., Visant Corporation and Paul B. Carousso, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on May 14, 2007.

Exhibit Number	Exhibit Description
10.25**	Change in Control Severance Agreement, dated May 10, 2007, by and among Visant Holding Corp., Visant Corporation and Marie D. Hlavaty, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on May 14, 2007.
10.26**	Amended and Restated Employment Agreement dated as of October 7, 2011 by and among Visant Corporation, Jostens, Inc. and Timothy Larson incorporated by reference to Visant Corporation’s Form 10-Q, filed on November 14, 2011.
10.27**	Form of Restricted Stock Award Agreement, incorporated by reference to Visant Holding Corp.’s Post-Effective Amendment to Form S-1/A (file no. 333-142680), filed on May 20, 2008.
10.28**	Form of 2008 Long-Term Incentive Award Letter, incorporated by reference to Visant Holding Corp.’s Form 10-Q, filed on November 12, 2008.
10.29**	Form of 2010 Long-Term Incentive Award Letter, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2010.
10.30**	Form of 2010 Jostens, Inc. Long-Term Incentive Award Letter, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2010.
10.31**	Amendment to the Jostens Holding Corp. 2003 Stock Incentive Plan, incorporated by reference to Visant Holding Corp.’s Form 10-K, filed on April 1, 2010.
10.32	Amendment No. 1 dated as of March 1, 2011 to the Credit Agreement dated as of September 22, 2010, among Visant Corporation, Jostens Canada Ltd., Visant Secondary Holdings Corp., the lending institutions from time to time party thereto, Credit Suisse AG, as Administrative Agent, and Credit Suisse AG, Toronto Branch, as Canadian Administrative Agent., incorporated by reference to Visant Corporation’s Form 8-K, filed on March 1, 2011.
12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.
21.1	Subsidiaries of Visant Corporation, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.
23.1	Consent of Deloitte & Touche LLP, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto), incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.
24.1	Powers of Attorney, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Indenture, dated as of September 22, 2010, among Visant Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee, incorporated by reference to Visant Corporation’s Form S-4 (file no. 333-171061), filed on December 9, 2010.

101	The following materials from Visant’s Registration Statement on Form S-1 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Balance Sheets, (iii) the Consolidated Statements of Cash Flows, (iv) Consolidated Statements of Changes in Stockholder’s Equity (Deficit), (v) Notes to the Consolidated Financial Statements, and (vi) Schedule of Valuation and Qualifying Accounts, incorporated by reference to Visant Corporation’s Form S-1 (file no. 333-180481), filed on March 30, 2012.

*	Filed herewith.
**	Management contract or compensatory plan or arrangement